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                                                                     EXHIBIT 5.1

                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                         NEWPORT BEACH, CALIFORNIA 92660

                            TELEPHONE (949) 725-4000
                               FAX (949) 725-4100



                                  June 26, 1998

Fidelity National Financial, Inc.
17911 Von Karman Avenue, Suite 300
Irvine, California 92614

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-3 (the "Registration Statement"), being filed by Fidelity National Financial, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 for resale of an aggregate of up to 328,468 shares (the "Shares") of Common Stock, par value $.0001 per share, of the Company (the "Common Stock"), including 26,325 shares (the "CR Shares") issuable upon exercise of the CR Warrant (as such term is defined in the Registration Statement). The Shares may be sold from time to time for the account of the Selling Stockholders.

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, and assuming that the full consideration for each of the Shares (other than the CR Shares) has been received by the Company, and that full consideration for the CR Shares will have been received by the Company upon the exercise of the CR Warrants in accordance with the terms thereof, it is our opinion that the Shares (other than the CR Shares) covered by the Registration Statement have been duly authorized and validly issued and are fully paid and nonassessable shares of Common Stock, and that the CR Shares, when issued in accordance with the terms of the CR Warrants, will be duly authorized and validly issued and will be fully paid and nonassessable shares of Common Stock.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                             Very truly yours,


                                             /s/ STRADLING YOCCA CARLSON & RAUTH
                                             -----------------------------------
                                                 STRADLING YOCCA CARLSON & RAUTH